UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 25, 2007

DIGITAS INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-29723	04-3494311
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

33 Arch Street, Boston Massachusetts 02199

(Address of principal executive offices, including zip code)

(617) 867-1000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.01. Changes in Control of Registrant.

On January 25, 2007, Publicis Groupe S.A. (“Publicis”) and its wholly owned indirect subsidiary, Pacific Acquisition Corp. (“Purchaser”), announced the expiration of the initial period of the offer by Purchaser to acquire all of the outstanding shares of Digitas Inc. (the “Company”) common stock for $13.50 per share in cash (the “Offer”) and the commencement of a subsequent offering period. The subsequent offering period will expire at midnight New York City Time, on January 29, 2007, unless extended. The initial period of the Offer and the withdrawal rights expired at midnight New York City time, on January 24, 2007, at which time, based upon information obtained by Purchaser from the depositary for the Offer, approximately 94.4% of the outstanding common stock of the Company, including 11.0% tendered under guaranteed delivery procedures, were validly tendered in the Offer. All shares validly tendered and not properly withdrawn prior to the expiration of the initial period of the Offer have been accepted for payment by Purchaser.

On January 25, 2007, Publicis announced a subsequent offering period for all remaining shares that have not been tendered, expiring on January 29, 2007 at midnight New York City time, unless extended. During the subsequent offering period, Purchaser will immediately accept for payment and promptly pay for all validly tendered shares. The Company’s stockholders who tender shares during such period will be paid the same $13.50 per share, net to the seller in cash without interest, paid during the initial offering period. The procedures for accepting the Offer and tendering shares during the subsequent offering period are the same as those described for the Offer in Publicis’ Offer to Purchase dated December 26, 2006, except that (i) the guaranteed delivery procedures may not be used during the subsequent offering period and (ii) shares tendered during the subsequent offering period may not be withdrawn. Publicis and Purchaser reserve the right to extend the subsequent offering period in accordance with applicable law.

The Offer was made in accordance with, and the acceptances made pursuant to, the terms of the Agreement and Plan of Merger dated December 20, 2006 (the “Merger Agreement”) by and among Publicis, Purchaser and the Company. The Merger Agreement provides that after the purchase of shares pursuant to the Offer and the satisfaction or, if permissible, waiver of the other conditions set forth in the Merger Agreement and in accordance with the relevant provisions of the General Corporation Law of the State of Delaware (the “DGCL”), Purchaser will be merged with and into the Company (the “Merger”). As a result of the Merger, the Company will continue as the surviving corporation and will become an indirect wholly owned subsidiary of Publicis. At the effective time of the Merger, each share then outstanding (other than shares held by the Company, Publicis or any other direct or indirect wholly owned subsidiary of Publicis and shares held by the Company’s stockholders who shall have demanded properly in writing appraisal for such shares in accordance with Section 262 of the DGCL and restricted shares which become an appropriately adjusted number of Publicis shares subject to the same restrictions as immediately prior to the effective time of the Merger) shall be canceled and retired and will be converted automatically into the right to receive $13.50 per share in cash without interest.

The foregoing description of the Merger Agreement is qualified in its entirety by reference to the Merger Agreement, which is attached as Exhibit 2.1 to the Form 8-K filed with the Securities and Exchange Commission by the Company on December 26, 2006 and is incorporated by reference into this Item 5.01.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Messrs. Robert Glatz, Gregor Bailar, Paul Sagan, Orlando Ayala and Ms. Gail McGovern, directors of the Company, notified the Company that each of them will resign from the Board of Directors of the Company effective as of January 25, 2007, the Acceptance Date of the Purchaser’s tender offer, pursuant to the Merger Agreement. While each resigning director is resigning pursuant to the Merger Agreement they are not resigning from the Board of Directors because of any disagreements with the Company on any matter relating to the Company’s operations, policies or practices.

Mr. Ayala has been a valued member of the Company’s Board of Directors since 2006.

Mr. Bailar has been a valued member of the Company’s Board of Directors since 2001. Mr. Bailar served on the Compensation Committee of the Company.

Mr. Glatz has been a valued member of the Company’s Board of Directors since 2003. Mr. Glatz served on the Audit Committee of the Company.

Ms. McGovern has been a valued member of the Company’s Board of Directors since 2004. Ms. McGovern served on the Compensation Committee and the Nominating and Corporate Governance Committee of the Company.

Mr. Sagan has been a valued member of the Company’s Board of Directors since 2006.

In addition, on January 25, 2007, pursuant to the Merger Agreement, the Board of Directors of the Company appointed Messrs. Jean-Yves Naouri and Jean-Michel Etienne as Class II members of the Board of Directors of the Company, and Messrs. Russell Kelley and Bertrand Siguier as Class III members of the Board of Directors of the Company.

Mr. Naouri, born on November 19, 1959, joined Publicis in 1993 as one of the founding partners of Publicis Consultants. In November 2000, he was appointed President of Publicis Conseil in Paris. In April 2003, he was appointed Regional Chairman for Publicis Worldwide agencies in Northern Europe and Country Chairman for Publicis Germany. In April 2004, he was appointed Executive Vice President of Publicis Groupe. Mr. Naouri is a French citizen.

Mr. Etienne, born on November 2, 1951, joined Publicis as Chief Financial Officer in September 2000. He was appointed Executive Vice President — Chief Financial Officer in September 2006. Mr. Etienne is a French citizen.

Mr. Kelley, born on November 5, 1949, was appointed General Counsel of Publicis in September 2002. Mr. Kelley had previously been General Counsel & Company Secretary of Allied Domecq plc. Mr. Kelley is a U.S. citizen.

Mr. Siguier, born on June 10, 1941, was a financial analyst at the Neuflize Schlumberger Mallet Bank from 1967 to 1969. He joined Publicis’ account management department in 1969. He served as deputy manager and international coordinator of Publicis Intermarco Farner from 1974 until 1979, when he became deputy managing director of our agency in London. He joined the board of directors of Publicis Conseil in 1982, serving there until his appointment as vice president of Publicis Communications in 1988. He has been a member of our management board since 1999. Mr. Siguier is a French citizen.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated December 20, 2006, by and among Publicis Groupe S.A, Pacific Acquisition Corp. and Digitas Inc. (incorporated by reference to Exhibit 2.1 to Digitas Inc.’s Current Report on Form 8-K filed with the Securities and Exchange Commission on December 26, 2006).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

DIGITAS INC.

Date: January 25, 2007	By: /s/ Ernest W. Cloutier
Name: Ernest W. Cloutier
Title: Secretary and General Counsel